UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 5, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 2.02.  Results of Operations And Financial Condition

On May 5, 2020, Alaska Air Group, Inc. (Air Group) issued a press release reporting financial results for the first quarter of 2020.  The press release is furnished herein as Exhibit 99.1.

ITEM 7.01.  Regulation FD Disclosure

Pursuant to 17 CFR Part 243 (Regulation FD), the Company is submitting information relating to its financial and operational outlook in an Earnings Release as attached in Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01 Other Events
In reliance on Release No. 34-88465 issued by the Securities and Exchange Commission on March 25, 2020 under Section 36 of the Securities Exchange Act of 1934, as amended (Exchange Act), which extends the filing deadline by up to 45 days for certain Exchange Act reports due on or before July 1, 2020, Alaska Air Group, Inc. (the Company) expects to file its Form 10-Q for the first quarter of 2020 on or about May 14, 2020. The Company needs additional time to file its Form 10-Q because of the substantial number of additional accounting and other controls and procedures that must be completed by Company personnel in order to finalize the Company’s financial statements and Form 10-Q to explain the effects of the COVID-19 pandemic on the Company and its subsidiaries.

Below are risk factors regarding COVID-19 that our stockholders should consider with respect to the impact of the COVID-19 pandemic on our business and operations.

The global pandemic caused by COVID-19, and related measures implemented to combat its spread has had, and is expected to continue to have, a material adverse effect on the Company’s operations, financial position and liquidity.

In late 2019, an outbreak of novel coronavirus and its resulting disease (COVID-19) was detected in Wuhan, China. Since that time, COVID-19 has spread rapidly throughout the globe, including within the United States, where over one million cases have been positively diagnosed to date. In March 2020, the President of the United States declared a national emergency in response to the rapid spread, and all markets we serve have implemented some measure of travel restriction or stay-at-home order. These orders, combined with a wariness among the public of travel by aircraft due to perceived risk of infection, have resulted in an unprecedented decline in business and leisure travel. Cancellations of conventions and conferences, sporting events, concerts and other similar events, as well as the closure of popular tourist destinations, have contributed to this decline. This reduction in demand has materially negatively impacted our revenues and results of operations. As there is no indication of when these restrictions may be lifted or when demand may return, we expect to continue to see negative impacts from the COVID-19 pandemic on our business.

In response to the pandemic, we have implemented and continue to implement a comprehensive strategy to mitigate the impacts on our business. This strategy may itself have negative impacts on our business and operations. One such action is the waiver of change fees and the ability to rebook travel for an extended period beyond standard rebooking terms. The loss of change fee revenue, combined with ongoing significant ticket cancellation activity, has adversely impacted our revenues and liquidity, and we expect such impacts to continue if governmental authorities extend existing travel restriction or stay-at-home orders or impose new orders or other restrictions intended to mitigate the spread of COVID-19, if businesses continue to restrict nonessential travel for their employees, or if the perceived risk of infection persists.

We have also implemented significant cash preservation and cost reduction strategies in response to the impacts of COVID-19. These strategies include, but are not limited to, capital expenditure reductions, hiring freezes, solicitation of voluntary leaves of absence and renegotiation of contractual terms and conditions. These measures, while helpful in slowing the rate at which we utilize our cash, are not expected to fully recover the loss of cash as a result of decreased ticket sales.

The Company may also experience significant supply chain disruptions as the COVID-19 pandemic may also adversely impact our suppliers. See “Item 1A., Risk Factors – We are dependent on a limited number of suppliers for aircraft and parts” of our Annual Report on Form 10-K for further discussion of risks related to the Company’s dependence on a limited number of suppliers. Should COVID-19 cause our limited vendors to have performance problems, reduced or ceased operations, or bankruptcies, or other events causing them to be unable to fulfill their commitments to us, our operations and business could be materially adversely affected.

At this time, we are unable to predict what impact, if any, the pandemic will have on future customer behavior. Future business travel may be impacted by widespread use of videoconferencing. Travelers may also become more reluctant in general to travel. In addition, the Company has incurred, and will continue to incur COVID-19 related costs for enhanced aircraft cleaning and additional procedures to limit transmission among employees and guests. Although these procedures are elective, the industry may in the future be subject to further cleaning and safety measures, which may be costly and take a significant amount of time to implement. These contingencies, individually and combined, could have a material adverse impact on our business. See “Item 1A., Risk Factors – Economic uncertainty, or another recession, would likely impact demand for our product and could harm our financial condition and results of operations.” of our Annual Report on Form 10-K for further discussion of the Company’s vulnerability to a general economic downturn or recession.

We have a significant amount of debt and fixed obligation and have incurred substantial incremental debt in response to the COVID-19 pandemic. These obligations could lead to liquidity restraints and have a material adverse effect on our financial position.

We carry, and will continue to carry for the foreseeable future, a substantial amount of debt related to aircraft lease and financing commitments, as well as non-cancelable commitments for airport and facility leases, maintenance and other obligations. In response to the COVID-19 pandemic, we have incurred and continue to seek new financing sources to fund our operations while demand remains at an unprecedented low level and for the unknown duration of any economic recovery period. Further, as we incur incremental obligations, issuers may require future debt agreements that contain more restrictive covenants or require additional collateral beyond historical market terms which may further restrict our ability to successfully access capital.

Although we have historically been able to generate sufficient cash flow from our operations to pay our debt and other fixed obligations when they become due, the impacts of COVID-19, or from other risks as described in “Item 1A., Risk Factors” of our Annual Report on Form 10-K, may prohibit us from doing so in the future and may adversely affect our overall liquidity.

We have accepted certain conditions by accepting funding under the Payroll Support Program of the Coronavirus Aid, Relief and Economic Security (CARES) Act.

On March 27, 2020 the CARES Act was signed in to law and provides the Company with the ability to access liquidity in the form of grants, loans, loan guarantees and other investments by the U.S. government.

In April 2020, the Company and its subsidiaries Alaska Airlines and Horizon Air entered agreements with the United States Department of the Treasury (the Treasury) to secure funding under the Payroll Support Program (PSP) of the CARES Act. Alaska and Horizon agreed to use PSP funds exclusively for employee payroll and benefits expenses through at least September 30, 2020. Our aggregate receipts from the PSP total approximately $992 million, of which $267 million is in the form of an unsecured senior term loan payable over ten years. Additionally, the government received warrants to purchase 846,748 non-voting shares of the Company’s common stock. On April 23, 2020, the Company received full disbursement of the PSP funds.

Our PSP funding is subject to the following conditions:

•Alaska Airlines and Horizon Air must refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits for non-officer employees through September 30, 2020;

•Executive compensation for officers and employees who earned more than $425,000 in total compensation in 2019 will be subject to maximum limitations through March 24, 2022;

•The Company is prohibited from repurchasing its common stock and from paying dividends on its common stock until September 30, 2021;

•Alaska Airlines and Horizon Air must maintain air service to markets they served as of March 1, 2020, unless exempted by the Department of Transportation, through March 1, 2022; and

•We must maintain certain internal controls and records, and provide any additional reporting required by the U.S. government, relating to PSP funding.

These conditions may affect the profitability of the Company, including through increased compliance costs, and affect retention of key personnel.

In April 2020, the Company and its airline subsidiaries applied for loans under a separate provision of the CARES Act. If we accept funds under the loan program, we will be required to provide additional compensation to the U.S. government and may be subject to conditions beyond those stated above.

ITEM 9.01  Financial Statements and Other Exhibits

Exhibit 99.1	First Quarter 2020 Earnings Press Release dated May 5, 2020
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 5, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller